UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2023

OCEAN POWER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33417	22-2535818
(Commission File Number)	(IRS Employer Identification No.)

28 Engelhard Drive, Suite B

Monroe Township, New Jersey 08831

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) (609) 730-0400

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	OPTT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On September 13, 2023, Ocean Power Technologies, Inc., a Delaware corporation (“OPT”), issued a statement in response to the Schedule 13D/A filing made by Paragon Technologies, Inc. (“Paragon”) with the U.S. Securities and Exchange Commission on September 12, 2023. The full text of the statement is set forth below:

“Ocean Power Technologies, Inc. (“OPT”) (NYSE American: OPTT), a leader in innovative, cost-effective, and autonomous low-carbon marine data, power, and consulting service solutions, today confirmed that Paragon Technologies, Inc. (“Paragon”) (OTC Pink: PGNT), an OPT shareholder who claims to own approximately 3.8% of OPT’s shares, has purported to notify OPT of its intent to nominate five director candidates for election to OPT’s six-person Board of Directors at OPT’s 2023 Annual Meeting of Shareholders. OPT’s review of Paragon’s purported nominating notice is ongoing. Accordingly, at this time, OPT has not made a decision to accept or reject Paragon’s purported nominating notice. OPT’s shareholders are not required to take any action at this time. OPT’s Board of Directors will present its formal recommendations regarding director candidates in OPT’s definitive proxy statement to be filed with the Securities and Exchange Commission in connection with OPT’s 2023 Annual Meeting of Shareholders which has not yet been scheduled.”

Important Additional Information And Where To Find It

OPT intends to file a proxy statement and an accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from OPT’s stockholders in connection with the matters to be considered at the 2023 Annual Meeting. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY OPT WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying WHITE proxy card, and other documents filed by OPT with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Investor Relations section of OPT’s corporate website at www.oceanpowertechnologies.com, by writing to OPT’s Corporate Secretary at Ocean Power Technologies, Inc., 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831, or by contacting OPT at (609) 730-0400.

Certain Participant Information

OPT, members of its Board of Directors, and certain of its executive officers are “participants” in the solicitation of proxies from OPT’s stockholders in connection with the 2023 Annual Meeting. The following directors and executive officers of OPT beneficially hold the amount of shares of OPT’s common stock indicated adjacent to his or her name: (i) OPT directors: Terence J. Cryan (103,595 shares), Philipp Stratmann (81,692 shares), Clyde W. Hewlett (71,577 shares), Natalie Lorenz-Anderson (52,448 shares), Diana G. Purcel (71,577 shares), and Peter E. Slaiby (71,577 shares); and (ii) OPT officers who are not also directors of OPT: Robert Powers (16,543 shares) and Joseph DiPietro (2,909 shares). The business address for each of the foregoing persons is c/o Ocean Power Technologies, Inc., 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831. Additional information regarding OPT’s directors, executive officers, and other participants in the solicitation of proxies from OPT’s stockholders in connection with the matters to be considered at the 2023 Annual Meeting, and their direct or indirect interests, through security holdings or otherwise, will be set forth in OPT’s proxy statement for its 2023 Annual Meeting, including the schedules and appendices thereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.
(Registrant)

Date: September 13, 2023	By:	/s/ Philipp Stratmann
	Name:	Philipp Stratmann
	Title:	President and Chief Executive Officer

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